Subject line: Reminder: 2026 TIAA-VA-1 Stock Index Account Special Meeting of Contractowners - voting ends July 21st at 12:45 p.m. (ET).

Dear Contractowners:

You consented to receive your TIAA-VA-1 Stock Index Account materials over the Internet. This e-mail provides the information you will need to view and/or print the TIAA-VA-1 Stock Index Account Proxy Statement online and to vote.

To view and print the 2026 TIAA-VA-1 Stock Index Account Proxy Statement, please go to the website:

www.proxy-direct.com/tia-35097

If you would like to receive a printed copy of the materials, need assistance with voting your proxy card or have any comments, please click here or go to the website: www.proxy-direct.com/edelivery for assistance. Please do not reply to this email.

Vote Your Proxy

To vote your TIAA-VA-1 Stock Index Account proxy over the Internet, click on the link(s) below to access your proxy card and your control number and security code will be pre-populated.

Click Here to Vote

Control Number: 00000000000000

Security Code: 00000000

Or you can also go to the website: www.proxy-direct.com and manually enter your control number(s) and security code(s) exactly as it appears.

To view, cancel or change your enrollment profile, please go to www.tiaa.org and follow the instructions carefully.

Thank you for consenting to receive your TIAA-VA-1 Stock Index Account Proxy Materials over the Internet.

Computershare Fund Services, Independent Tabulator for TIAA-VA-1 Stock Index Account

TIAA-VA-1 Stock Index Account

Special Meeting of Contractowners

July 21, 2026

Dear Participant:

We recently sent proxy materials regarding the Special Meeting of Contractowners scheduled for July 21, 2026 at 12:45 p.m. EDT. If you have already voted, please disregard this notice and thank you.

For the reasons set forth in the proxy materials, the Management Committee recommends a vote “FOR” the proposal. All votes, regardless of the number you are entitled to cast, contribute to the outcome of the meeting.

A copy of the proxy statement is also available at www.proxy-direct.com/tia-35097.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Log on to www.proxy-direct.com, enter the control number printed on the voting ballot, and follow the simple online instructions.

2. By Touch-Tone Phone.

Call toll-free 1-800-337-3503 and follow the simple instructions.

3. By Mail.

Simply return your signed and dated voting ballot in the envelope provided.

4. VOTE AT THE VIRTUAL MEETING

Visit: meetnow.global/MYPUAPV on July 21, 2026 at

12:45 p.m. Eastern Time. To participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card.

R1_35097